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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-72767 and 333-94519) of Mannatech, Incorporated of our report dated February 22, 2001 relating to the financial statements, which appear in this Form 10-K.





/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Dallas, Texas
April 1, 2002